Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jeffery A. Bryson
VP of Investor Relations
ScanSource, Inc.
864 286-4305

SCANSOURCE REPORTS RECORD RESULTS

*Sales increase 10% to $408.5 million

GREENVILLE, SC—January 26, 2006—ScanSource, Inc. (Nasdaq:SCSC), a leading international distributor of AIDC (automatic identification and data capture), point of sale, communications and electronic security products for the reseller market, today announced financial results for its quarter ended December 31, 2005.

QE 12/31/05 capsule:

Net sales	$408.5 million
Net income	$9.3 million
Non-GAAP net income	$10.1 million
Diluted EPS	$0.71 per share
Non-GAAP diluted EPS	$0.77 per share

For the quarter ended December 31, 2005, net sales increased 10% to a record $408.5 million compared to $370.1 million for the quarter ended December 31, 2004.

“We had excellent year over year growth in our communications business units and in our bar code business. Our AIDC/ POS sales team had to overcome continued market weakness in POS systems sales,” said Mike Baur, President and CEO of ScanSource. “Overall AIDC/ POS product sales were led by record sales in our international unit which serves Latin America and Europe.”

ScanSource Reports Second Quarter Results

Net income, based upon Generally Accepted Accounting Principles (GAAP), increased 2% to $9.3 million for the quarter ended December 31, 2005 versus $9.1 million for the quarter ended December 31, 2004. Diluted earnings per share increased 3% to $0.71 per share compared to $0.69 in the prior year quarter.

Beginning the September 2005 quarter, the Company was required to adopt FASB Statement 123(R), Share-Based Payments, which mandates expensing share-based compensation cost. If the Company had not adopted Statement 123(R) for the December 31, 2005 quarter, net income would have been $808,000 higher or $10.1 million compared to $9.1 million for the December 2004 quarter, an increase of 11%. Diluted earnings per share would have been $0.77 compared to $0.69 for the December 2004 quarter, an increase of 12%. For the six months ended December 31, 2005, net income would have been $1.5 million higher or $20.1 million compared to $18.0 million for the six months ended December 2004, an increase of 12%. Diluted earnings per share would have been $1.54 compared to $1.37 for the six months ended December 2004. Comparable results herein for the quarter and six months ended December 31, 2004 do not reflect the effects of adopting Statement 123(R), which was not yet in effect. Please refer to the Company’s statements regarding non-GAAP financial information and the related reconciliation of GAAP results to non-GAAP results located in this release and also located in the Investor Relations section of the Company’s website at www.scansource.com.

ScanSource Reports Second Quarter Results

Non-GAAP Financial Information

The reconciliation below shows the effects on the quarterly results if the Company had not adopted Statement 123(R). This non-GAAP data is included with the intention of providing investors a more complete understanding of our operational results and trends as compared with prior period results, but should only be used in conjunction with results reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2005	2004	2005	2004
Net income	$9,250	$9,084	$18,584	$17,998
Share-based payment expense under Statement 123(R)	808	—	1,495	—

Non-GAAP net income	$10,058	$9,084	$20,079	$17,998

Net income per common share, assuming dilution	$0.71	$0.69	$1.42	$1.37

Non-GAAP net income per common share, assuming dilution	$0.77	$0.69	$1.54	$1.37

Forecast for Next Quarter

The Company announced its revenue forecast for the third quarter of fiscal 2006. ScanSource expects net revenues for the March 2006 quarter could range from $395 million to $415 million.

Safe Harbor Statement

This news release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private

Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated results. For more information concerning factors that could cause such a difference, see the Company’s annual report on Form 10K filed with the Securities and Exchange Commission.

ScanSource Reports Second Quarter Results

About ScanSource

ScanSource, Inc. is a leading international distributor of specialty technology products, including automatic identification and data capture (AIDC) and point-of-sale (POS) products through its ScanSource sales unit; Avaya voice, data and converged communications products through its Catalyst Telecom sales unit; communications products from Intel through its Paracon sales unit; and electronic security products through its ScanSource Security Distribution unit.

The Company serves the North America marketplace and has an international segment, which sells AIDC and POS products in Latin America and Europe. Founded in 1992, the Company markets products from more than 100 technology manufacturers to over 16,000 value-added technology resellers and is committed to empowering them with tools and services designed to help them grow. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansource.com.

ScanSource Reports Second Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2005 (unaudited)	June 30, 2005 *
Assets
Current Assets
Cash and cash equivalents	$10,927	$8,609
Trade & notes receivable, net	249,828	215,190
Other receivables	5,068	5,479
Inventories	191,603	178,917
Prepaid expenses and other assets	5,293	3,546
Deferred income taxes	9,673	10,227

Total current assets	472,392	421,968

Property and equipment, net	22,994	23,299
Goodwill	13,882	12,915
Other assets, including identifiable intangible assets	4,164	8,888

Total assets	$513,432	$467,070

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$415	$564
Short-term borrowings	—	4,478
Trade accounts payable	207,939	173,255
Accrued expenses and other liabilities	19,781	22,133

Total current liabilities	228,135	200,430

Deferred income taxes	999	1,008
Long-term debt	4,485	6,045
Borrowings under revolving credit facility	28,753	31,269
Other long-term liabilities	2,196	1,341

Total liabilities	264,568	240,093

Minority interest	795	1,092

Shareholders’ Equity
Common stock	69,488	65,381
Retained earnings	175,604	157,020
Accumulated other comprehensive income	2,977	3,484

Total shareholders’ equity	248,069	225,885

Total liabilities and shareholders’ equity	$513,432	$467,070

*	Derived from audited financial statements at June 30, 2005.

ScanSource Reports Second Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

(In thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2005	2004	2005	2004
Net sales	$408,468	$370,130	$798,864	$732,839
Cost of goods sold	366,633	332,269	716,700	657,996

Gross profit	41,835	37,861	82,164	74,843

Selling, general and administrative expenses	26,272	23,110	51,281	45,422

Operating income	15,563	14,751	30,883	29,421

Other expense (income):
Interest expense	455	482	966	895
Interest income	(155)	(334)	(304)	(550)
Other (income) expense	(62)	(300)	(110)	(253)

Other expense (income), net	238	(152)	552	92

Income before income taxes and minority interest	15,325	14,903	30,331	29,329

Provision for income taxes	6,024	5,719	11,637	11,201

Income before minority interest	9,301	9,184	18,694	18,128

Minority interest in income of consolidated subsidiaries, net of income taxes	51	100	110	130

Net income	$9,250	$9,084	$18,584	$17,998

Per share data:
Net income per common share, basic	$0.73	$0.72	$1.47	$1.43

Weighted-average shares outstanding, basic	12,701	12,620	12,684	12,600

Net income per common share, assuming dilution	$0.71	$0.69	$1.42	$1.37

Weighted-average shares outstanding, assuming dilution	13,067	13,131	13,042	13,108

ScanSource Reports Second Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Quarter Ended December 31, 2005

(In thousands, except per share data)

	GAAP QE Dec 31 2005	FASB 123(R) Share-Based Payment Expense	Non -GAAP QE Dec 31 2005
Net sales	$408,468		$408,468
Cost of goods sold	366,633		366,633

Gross profit	41,835		41,835

Selling, general and administrative	26,272	(935)	25,337

Operating income	15,563	935	16,498

Other expense (income):
Interest expense	455		455
Interest income	(155)		(155)
Other (income) expense	(62)		(62)

Other expense, net	238	—	238

Income before taxes & minority interest	15,325	935	16,260

Provision for income taxes	6,024	127	6,151

Income before minority interest	9,301	808	10,109

Minority interest in income of consolidated subsidiaries, net of income taxes	51	—	51

Net income	$9,250	$808	$10,058

Per share data:
Net income per common share, basic	$0.73		$0.79

Net income per common share, assuming dilution	$0.71		$0.77

ScanSource Reports Second Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Six Months Ended December 31, 2005

(In thousands, except per share data)

	GAAP Six months Dec 31 2005	FASB 123(R) Share-Based Payment Expense	Non -GAAP Six months Dec 31 2005
Net sales	$798,864		$798,864
Cost of goods sold	716,700		716,700

Gross profit	82,164		82,164

Selling, general and administrative	51,281	(1,827)	49,454

Operating income	30,883	1,827	32,710

Other expense (income):
Interest expense	966		966
Interest income	(304)		(304)
Other (income) expense	(110)		(110)

Other expense, net	552	—	552

Income before taxes & minority interest	30,331	1,827	32,158

Provision for income taxes	11,637	332	11,969

Income before minority interest	18,694	1,495	20,189

Minority interest in income of consolidated subsidiaries, net of income taxes	110	—	110

Net income	$18,584	$1,495	$20,079

Per share data:
Net income per common share, basic	$1.47		$1.58

Net income per common share, assuming dilution	$1.42		$1.54